UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2020 (June 17, 2020)

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Sanders Rd., Suite 300,

Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2020, Assertio Holdings, Inc. (the “Company”), through its wholly-owned subsidiary Zyla Life Sciences (“Zyla”), entered into an amended employment agreement effective as of May 20, 2020 (the “Employment Agreement”) with its President and Chief Executive Officer, Todd N. Smith. Pursuant to the terms of the Employment Agreement, Mr. Smith’s annual base salary will be $675,000, with an annual target cash bonus of 80% of his annual base salary. Upon Mr. Smith’s termination of employment by the Company without Cause or resignation by Mr. Smith for Good Reason (each, a “Qualifying Termination” and as defined in the Employment Agreement), Mr. Smith will be entitled to (i) all accrued but unpaid base salary, all accrued but unused vacation and reimbursement of all reimbursable expenses that have not been reimbursed as of the date of the Qualifying Termination; (ii) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination; (iii) continuation of his base salary for a period of eighteen months (increased to twenty-four months if such termination occurs before May 20, 2022) (such period, the “Severance Period”), (iv) reimbursement of his and his eligible dependents COBRA premiums for coverage under the applicable medical, dental, vision and prescription drug plans during the portion of the Severance Period during which he and his eligible dependents are eligible for COBRA coverage, (v)  accelerated vesting of that portion of his outstanding and unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards (including cash-settled components) that would have vested had he completed an additional 12 months of employment following the date of termination (immediate vesting of 100% of Mr. Smith’s long-term incentive awards held as of May 20, 2020 if such termination occurs before May 20, 2022) and (vi) outplacement services not to exceed $5,000 per month for up to three consecutive months.

Pursuant to the terms of the Employment Agreement, upon a Qualifying Termination during the twenty-four month period following a future Change in Control (as defined in the Employment Agreement), Mr. Smith will be entitled to (i) all accrued but unpaid base salary, all accrued but unused vacation and reimbursement of all reimbursable expenses that have not been reimbursed as of the date of the termination of employment, (ii) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, (iii) continuation of his base salary for twenty-four months, (iv) reimbursement of his and his eligible dependents for COBRA premiums for coverage under the applicable medical, dental, vision and prescription drug plans for thirty-six months or during the portion of such 36-month period during which he and his eligible dependents are eligible for COBRA coverage, (v) outplacement services not to exceed $5,000 per month for up to three consecutive months, (vi) a lump sum cash payment equal to the higher of (x) Mr. Smith’s base salary as in effect immediately prior to the Change in Control or (y) the base salary as in effect immediately prior to such termination of employment; (vii) a lump sum cash payment equal to three times Mr. Smith’s target bonus opportunity; and (viii) immediate vesting of 100% of Mr. Smith’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards (including cash-settled components) (collectively, the “Change in Control Benefits”). Upon a Qualifying Termination during the ninety day period prior to a Change in Control, Mr. Smith will also be entitled to the Change in Control Benefits; provided, however, that Mr. Smith will receive a lump sum cash payment equal to the value of Mr. Smith’s unvested equity-based awards that were forfeited as the result of such termination of employment in lieu of immediate vesting of his unvested equity awards.

Also, on June 23, 2020, the Company, through Zyla, entered into an offer letter with Mark Strobeck (the “Offer Letter”), the Company’s Executive Vice President and Chief Operating Officer. Pursuant to the terms of Dr. Strobeck’s offer letter, Dr. Strobeck’s base salary will be $440,000, with an annual target cash bonus of 50% of his base salary. Dr. Strobeck also entered into a Management Continuity Agreement (the “Strobeck MCA”) with the Company, through Zyla. The Company also entered into an MCA with Mr. Daniel Peisert, the Company’s Executive Vice President and Chief Financial Officer (the “Peisert MCA” and together with the Strobeck MCA, the “Management Continuity Agreements”).

Pursuant to the terms of the Strobeck MCA, upon Dr. Strobeck’s termination other than for Cause, death or Disability, or Dr. Strobeck’s voluntary termination for Good Reason (each as defined in the Management Continuity Agreements) within the period beginning ninety days prior to a Change in Control and ending twenty-four months following a Change in Control (the “Change in Control Period”), Dr. Strobeck will be entitled to (i) continuation of his base salary for twenty-four months at an annual rate equal to the higher of (1) the base salary which the executive was receiving immediately prior to the Change in Control or (2) the base salary which the executive was receiving immediately prior to their termination of employment; (ii) a lump sum cash payment in an amount equal to (x) one and a half times the executive’s annual target bonus reduced by (y) six months of the executive’s annual base salary; (iii) payment of the full cost of the health insurance benefits provided to the executive and the executive’s spouse and dependents through the earlier of the end of the eighteen month period following the date of termination or the date upon which executive is no longer eligible for such COBRA or other benefits under applicable law; (iv) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, (v) outplacement services not to exceed $5,000 per month for up to three consecutive months and (vi) 100% of the executive’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards shall become immediately vested. Pursuant to the terms of the Peisert MCA, upon Mr. Peisert’s termination under these circumstances, Mr. Peisert will be entitled to the same severance compensation and benefits as Dr. Strobeck, except that in lieu of the benefits described in clauses (i) and (ii) above, Mr. Peisert will be entitled to a lump sum cash payment in an amount equal to the sum of one and a half times the higher of (1) the base salary which the executive was receiving immediately prior to the Change in Control or (2) the base salary which the executive was receiving immediately prior to their termination of employment, plus one and a half times the executive’s annual target bonus.

Pursuant to the terms of the Management Continuity Agreements, in the event of a termination that occurs prior to the date of the Change in Control, then if any of the executive’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards are forfeited as the result of such termination of employment, each executive shall be entitled to receive a lump sum cash payment equal to the value of all such awards that were forfeited as the result of such termination of employment.

In addition, pursuant to the terms of the Management Continuity Agreements, in the event of the executive’s termination other than for Cause, death or Disability or due to a voluntary termination for Good Reason, outside of the Change in Control Period, the executive will be entitled to receive severance benefits as follows: (i) severance payments for twelve months (increased, for Dr. Strobeck, to twenty-four months if such termination occurs before May 20, 2022) after the effective date of the termination (the “Non-CIC Severance Period”) equal to the base salary which executive was receiving immediately prior to the termination of employment, which payments shall be paid during the Non-CIC Severance Period in accordance with the Zyla’s standard payroll practices; (ii) payment of the full cost of the health insurance benefits provided to the executive and the executive’s spouse and dependents, as applicable, immediately prior to the termination of employment pursuant to the terms of COBRA or other applicable law through the earlier of the end of the Non-CIC Severance Period or the date upon which the executive is no longer eligible for such COBRA or other benefits under applicable law; (iii) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, to be paid at the time the Company pays bonuses with respect to such year to its executives generally; and (iv) outplacement services not to exceed $5,000 per month for up to three consecutive months.

Descriptions of the Employment Agreement, Offer Letter and Management Continuity Agreements do not purport to be complete and are qualified in their entirety by reference to their full text, which shall be appended to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2020

ASSERTIO HOLDINGS, INC.

/s/ Todd N. Smith
Todd N. Smith
President and Chief Executive Officer